Exhibit 10.2

AMENDMENT NO. 3

AMENDMENT NO. 3 (this “Amendment”), dated as of June 5, 2012, to that certain AMENDED AND RESTATED CREDIT AGREEMENT entered into as of December 21, 2010 and amended by Amendment No. 1 dated as of October 28, 2011 and further amended by Amendment No. 2 dated as of February 3, 2012 (as so amended, the “Credit Agreement”), among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H :

WHEREAS, pursuant to Section 11.01 of the Credit Agreement the Borrower and the Required Lenders desire to amend the Credit Agreement as set forth in Section One below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Amendments.  Subject to the satisfaction of the conditions set forth in Section Two hereof:

a.	Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Amendment No. 3 Effective Date” means the date on which Amendment No. 3, dated as of June 5, 2012, to this Agreement shall have become effective in accordance with its terms (which date is expected to be June 8, 2012).

b.	Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Rate” as follows:

“Applicable Rate” means, in respect of each Facility, (a) 5.125% with respect to Eurodollar Rate Loans and Letters of Credit and (b) 4.125% with respect to Base Rate Loans.

c.
Section 1.01 of the Credit Agreement is hereby amended by adding to the parenthetical at the end of the definition of “Excess Cash Flow” immediately after “Section 7.15(d)” the words “or Section 7.15(j)”.

d.	Section 2.05(b) of the Credit Agreement is hereby amended by adding at the end of such Section a new section (viii) as follows:

“(viii) Cash.  If at any time that there are Revolving Credit Loans, Swing Line Loans or L/C Borrowings outstanding, (x) the Loan Parties, collectively,

have more than $10,000,000 in cash or Cash Equivalents for five consecutive Business Days or (y) the  Subsidiaries that are not Loan Parties, collectively, have more than $10,000,000 in cash or Cash Equivalents for ten consecutive Business Days, in each case, on the next Business Day after such fifth or tenth consecutive Business Day, as the case may be, the Borrower shall immediately prepay the L/C Borrowings, Revolving Credit Loans or Swing Line Loans in accordance with Section 2.05(b)(vii) using an aggregate amount of cash equal to such excess; provided that after the payment in full of all Revolving Credit Loans and Swing Line Loans the Borrower shall not be required to Cash Collateralize the L/C Obligations solely as a result of this Section 2.05(b)(viii).”

e.
Section 2.05(e) of the Credit Agreement is hereby amended by replacing the words “first anniversary of the Amendment and Restatement Effective Date” with “date that is six months after the Amendment No. 3 Effective Date.”

f.	Section 7.11(c) of the Credit Agreement is hereby amended by replacing the table in such Section with the following:

Period	Maximum Consolidated Leverage Ratio
Q4 2010 – Q4 2012	2.50 to 1.00
Q1 2013 and thereafter	2.25 to 1.00

g.
Section 7.15 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (h) thereof, (ii) replacing the period at the end of clause (i) thereof with “; and”, and (iii) adding a new clause (j) at the end of such Section as follows:

“(j)           in addition to any prepayment, purchase, redemption, exchange or defeasance of the Subordinated Notes pursuant to subsection (d) or (i) above, the prepayment, purchase, redemption, exchange or defeasance of the Subordinated Notes in an aggregate amount not to exceed $135,000,000 so long as (A) immediately before and after giving effect to any such prepayment, purchase, redemption, exchange or defeasance, (x) no Default shall have occurred and be continuing and (y) Holdings and its Subsidiaries shall be in compliance with all of the covenants set forth in Section 7.11 on a Pro Forma Basis, as determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), as applicable, (B) no Term Loans shall be applied to such prepayment, purchase, redemption, exchange or defeasance, (C) after giving effect to such repayment, purchase, redemption, exchange or defeasance, the sum of (x) the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties plus (y) the unutilized portion of the Revolving Credit Commitments, shall not be less than $25,000,000, (D) no more than

$65,000,000 of internally-generated cash used to prepay, purchase, redeem, exchange or defease the Subordinated Notes shall reduce the calculation of Excess Cash Flow pursuant to clause (viii) of the definition thereof, (E) any Subordinated Notes prepaid, purchased, redeemed, exchanged or defeased pursuant to this Section 7.15(j) shall be, simultaneous with such prepayment, purchase, redemption, exchange or defeasance, permanently retired by the Borrower and (F) at the end of each month during which any prepayment, purchase, redemption, exchange of defeasance of Subordinated Notes is made pursuant to this Section 7.15(j), the Borrower shall notify the Administrative Agent in writing of the aggregate amount of Subordinated Notes so retired during such month and in the aggregate since the Amendment No. 3 Effective Date.”

SECTION TWO - Conditions to Effectiveness.  This Amendment shall become effective when, and only when, (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Required Lenders and the Borrower and an acknowledgment of this Amendment executed by each Guarantor, (ii) the Credit Agreement Supplement among the Loan Parties, the Administrative Agent and the lenders party thereto, dated as of the date hereof, shall have become effective and (iii) all Lenders who have executed this Amendment prior to 12:00 P.M. New York City time on June 5, 2012 (including, for the avoidance of doubt, any Person who is to become a Lender under the Credit Agreement Supplement referred to in clause (ii) of this Section Two) shall have received a fee equal to 0.375% of their outstanding Revolving Credit Commitments and Term Loans.  The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

SECTION THREE - Representations and Warranties; Covenants.  The Borrower represents and warrants to the Administrative Agent and the Lenders that both before and after giving effect to this Amendment, (x) no Default has occurred and is continuing; and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document that has been furnished at any time under or in connection with any Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date, and except that, for purposes of this Section Three, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

SECTION FOUR - Reference to and Effect on the Credit Agreement.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”,

“thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION FIVE - Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel llp, counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.

SECTION SIX - Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN - Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

CENVEO CORPORATION

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	CFO

[Cenveo Amendment No. 3 Signature Page]

ACKNOWLEDGED BY:

CENVEO INC., a Colorado Corporation
CENVEO COMMERCIAL OHIO, LLC, a Colorado limited liability company
CNMW INVESTMENTS, INC., a Delaware corporation
CENVEO GOVERNMENT PRINTING, INC., a Colorado corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation
RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company
CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation
CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC.  a Virginia corporation
CADMUS TECHNOLOGY SOLUTIONS, INC., a Virginia corporation
GARAMOND/PRIDEMARK PRESS, INC., a Maryland corporation
WASHBURN GRAPHICS, INC., a North Carolina corporation
CADMUS JOURNAL SERVICES, INC., a Virginia corporation
CADMUS DELAWARE, INC., a Delaware corporation
CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation
CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS DIRECT MARKETING, INC. , a North Carolina corporation
CADMUS INTERACTIVE, INC., a Georgia corporation
CADMUS MARKETING, INC., a Virginia corporation
CADMUS/O’KEEFE MARKETING, INC., a Virginia corporation
OLD TSI, INC., a Georgia corporation
CADMUS INVESTMENTS, LLC, a Delaware limited liability company
PORT CITY PRESS, INC., a Maryland corporation
SCIENCE CRAFTSMAN INCORPORATED, a New York corporation
CADMUS INTERNATIONAL HOLDINGS, INC., a Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
MADISON/GRAHAM COLORGRAPHICS, INC., a California corporation
PC INK CORP., a Delaware corporation
CENVEO NIC, INC. (formerly known as Printegra Corporation), a Georgia corporation
VSUB HOLDING COMPANY, a Virginia corporation
VAUGHAN PRINTERS INCORPORATED, a Florida corporation

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

[Cenveo Amendment No. 3 Signature Page]

MADISON/GRAHAM COLORGRAPHICS  INTERSTATE SERVICES, INC.,
a California corporation
COMMERCIAL ENVELOPE MANUFACTURING CO. INC., a New York corporation
CENVEO CEM, INC., a Delaware corporation
CENVEO CEM, LLC, a Delaware limited liability company
REX 2010, LLC, a Florida limited liability company
136 EASTPORT ROAD, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware corporation
IMPAXX, INC., a Delaware corporation
CMS GILBRETH PACKAGING SYSTEMS, INC., a Delaware corporation
ENVELOPE PRODUCT GROUP, LLC, a Delaware limited liability company

By:	/s/ Mark S. Hiltwein
	Name:	Mark S. Hiltwein
	Title:	Chief Financial Officer

[Cenveo Amendment No. 3 Signature Page]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Paley Chen
	Name:	Paley Chen
	Title:	Vice President

[Cenveo Amendment No. 3 Signature Page]